UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 22, 2013

IVANHOE ENERGY INC.
(Exact name of registrant as specified in its charter)

Yukon, Canada	000-30586	98-0372413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 654 – 999 Canada Place Vancouver, BC, Canada	V6C 3E1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (604) 688-8323

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 23, 2013, Ivanhoe Energy Inc. (the “Company”) filed an amendment to its Articles of Incorporation (the “Articles of Amendment”) with the Yukon Registrar of Companies in order to effect a three-for-one share consolidation, or reverse stock split (the “Common Share Consolidation”).  The Articles of Amendment will be effective on April 25, 2013.  A copy of the Articles of Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07                  Submission of Matters to a Vote of Security Holders.

The shareholders of the Company voted on the four proposals listed below at the Company’s Annual General Meeting held on April 22, 2013.  The final voting results for each proposal are set forth below.

Proposal 1 - Election of Directors

The nine nominees set forth in the Company’s Management Proxy Circular dated March 15, 2013 were elected as directors to hold office on the Company’s board of directors (the “Board of Directors”) for the ensuing year or until their successors are elected or appointed, by resolution passed by a majority of the votes cast.

Robert M. Friedland:	Votes for: 172,664,651 Votes withheld: 3,147,449 Broker non-votes: 61,630,260

A. Robert Abboud:	Votes for: 173,478,192 Votes withheld: 2,333,908 Broker non-votes: 61,630,260

Howard R. Balloch:	Votes for: 174,055,080 Votes withheld: 1,757,020 Broker non-votes: 61,630,260

Carlos A. Cabrera	Votes for: 172,955,582 Votes withheld: 2,856,518 Broker non-votes: 61,630,260

Brian F. Downey:	Votes for: 173,691,701 Votes withheld: 2,120,399 Broker non-votes: 61,630,260

Robert G. Graham:	Votes for: 173,446,643 Votes withheld: 2,365,457 Broker non-votes: 61,630,260

Peter G. Meredith:	Votes for: 173,591,106 Votes withheld: 2,220,994 Broker non-votes: 61,630,260

Alexander A. Molyneux:	Votes for: 174,180,853 Votes withheld: 1,631,247 Broker non-votes: 61,630,260

Robert A. Pirraglia:	Votes for: 174,210,044 Votes withheld: 1,602,056 Broker non-votes: 61,630,260

Proposal 2 - Appointment of Auditors

Deloitte LLP was reappointed as auditor of the Company to hold office until the close of the next annual general meeting of shareholders or until their successors are appointed, by a resolution passed by a majority of the votes cast on a show of hands vote on the resolution.

Votes for:   235,346,166
Votes withheld:   1,975,506
Broker non-votes:   120,688

Proposal 3 – Common Share Consolidation

The Company’s shareholders voted to authorize the Board of Directors to use its discretionary authority to effect a share consolidation, of not less than two and one-half-for-one and not more than three and one-half-for-one common share, no par value, of the Company (each, a “Common Share”) and to file the Articles of Amendment giving effect to such common share consolidation at the selected ratio.  The Common Share Consolidation was approved as follows:

Votes for:   224,312,959
Votes withheld:   13,129,401
Broker non-votes:   0

Proposal 4 – Equity Incentive Plan

The Company’s shareholders voted to authorize (i) confirming all unallocated stock options, rights or other entitlements pursuant to the Company’s Equity Incentive Plan, (ii) an amendment to the Company’s Equity Incentive Plan permitting (a) an increase in the maximum allocation (as defined in such Equity Incentive Plan) to 10% of the Company’s common shares issued and outstanding from time to time and (b) within the maximum allocation, to increase the number of the Company’s common shares specifically reserved for issuance under the bonus plan component of the Equity Incentive Plan to 4,857,000 common shares (subject to adjustment to reflect the Common Share Consolidation if and when effective). Such Equity Incentive Plan resolution was approved as follows:

Votes for:   92,569,745
Votes withheld:   87,852,439
Broker non-votes:   61,630,260

Item 8.01                  Other Events.

Following the shareholder vote in connection with the Common Share Consolidation, on April 23, 2013, the Board of Directors approved the implementation of a share consolidation at a ratio of three-for-one.  As of the effective date of the Common Share Consolidation, every three “old” Common Shares will be converted into one “new” Common Share.  Following the Common Share Consolidation, the “new” Common Shares will begin trading on the Toronto Stock Exchange and on the Nasdaq Capital Market on a split adjusted basis at the opening of trading on April 26, 2013 with the symbols “IE” and “IVAN”, respectively.

As a result of the Common Share Consolidation, holders of certificates representing “old” Common Shares prior to the effective date have the right to receive, upon surrender of those certificates, “new” Common Shares at the ratio of one “new” Common Share for every three “old” Common Shares.  No fractional shares will be issued in connection with the Common Share Consolidation.  Instead, holders of “old” Common Shares who otherwise would have received fractional shares will receive the number of “new” Common Shares rounded to the nearest whole number of “new” Common Shares.

Existing shareholders holding Common Share certificates will receive a Letter of Transmittal from the Company’s transfer agent with specific instructions regarding the exchange of shares.  On April 24, 2013, the Company issued a press release with respect to the Common Share Consolidation described above.  The press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01                  Financial Statements and Exhibits.

d)  Exhibits.

Exhibit No.
3.1	Amendment to Articles of Incorporation
99.1	Ivanhoe Energy Inc. press release dated April 24, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2013	IVANHOE ENERGY INC.

/s/ Mary A. Vincelli
Name: Mary A. Vincelli
Title: Corporate Secretary